UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): April 20, 2011

 INTEGRATED SURGICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12471	68-0232575
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

401 Wilshire Boulevard, Suite 1020 Santa Monica, California	90401
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code:  (310) 526-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 20, 2011, Integrated Surgical Systems, Inc. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with ClearSign Combustion Corporation, a Washington corporation (“ClearSign”), and purchased 363,636 shares (the “Company ClearSign Shares”) of common stock of ClearSign for an aggregate purchase price of approximately $1,000,000, or $2.75 per share, in connection with ClearSign’s private offering of up to $3,000,000 of its common stock (the “ClearSign Offering”).  ClearSign is an early-stage clean energy company focused on developing technology to increase energy efficiency in most types of industrial combustion systems.

The Subscription Agreement obligates ClearSign to, among other things, use reasonable best efforts to file a registration statement covering the registration of ClearSign’s common stock within 120 days of the initial closing of the ClearSign Offering as well as to concurrently file a separate registration statement covering the resale of the Company ClearSign Shares, and shall cause such resale registration statement to become effective within 180 days of the initial closing of the ClearSign Offering.  The Company ClearSign Shares are subject to a lock-up of up to 180 days, except to the extent the Company distributes the Company ClearSign Shares to its stockholders, in which case only those Company ClearSign Shares held by Mr. Christopher Marlett and Mr. Robert Levande, who are each an officer, director, and stockholder of the Company, shall be subject to such lock-up.

MDB Capital Group, LLC (“MDB”) is acting as placement agent in connection with the ClearSign Offering.   As indicated above Messrs. Marlett and Levande, each an officer, director and stockholder of the Company, are also the Chief Executive Officer and Senior Managing Director, respectively, of MDB.  Mr. Gary Schuman, who is the Chief Financial Officer of the Company, is the Chief Financial Officer and Chief Compliance Officer of MDB.    In consideration for its services in connection with the ClearSign Offering, MDB will be issued such number of shares of ClearSign’s common stock equal to 10% of the gross proceeds from the ClearSign Offering and a 5-year warrant to purchase 10% of the shares of ClearSign common stock sold in the ClearSign Offering at an exercise price of $2.75 per share.  In addition, at the final closing of the ClearSign Offering, MDB will receive 363,636 shares of ClearSign common stock in consideration of consulting services previously provided by MDB unrelated to its role as placement agent in the ClearSign Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SURGICAL SYSTEMS, INC.
(Registrant)

April 20, 2011	By:	/s/ Gary Schuman
Gary Schuman
Chief Financial Officer